UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☒          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

TESSERA TECHNOLOGIES, INC.
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD
STARBOARD VALUE AND OPPORTUNITY S LLC
STARBOARD VALUE AND OPPORTUNITY C LP
STARBOARD VALUE LP
STARBOARD VALUE GP LLC
STARBOARD PRINCIPAL CO LP
STARBOARD PRINCIPAL CO GP LLC
JEFFREY C. SMITH
MARK R. MITCHELL
PETER A. FELD
TUDOR BROWN
GEORGE CWYNAR
THOMAS LACEY
GEORGE RIEDEL
DONALD STOUT

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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2013 ANNUAL MEETING OF STOCKHOLDERS
OF
TESSERA TECHNOLOGIES, INC.
_________________________

SUPPLEMENT DATED MAY 7, 2013 TO THE PROXY STATEMENT
OF
STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD
DATED APRIL 17, 2013
_________________________

PLEASE SIGN, DATE AND MAIL THE WHITE PROXY CARD TODAY

Dear Fellow Stockholder:

Starboard Value and Opportunity Master Fund Ltd, together with the other participants in this solicitation (collectively, “Starboard” or “we”), are sending this proxy statement supplement to you in connection with the solicitation of proxies for use prior to or at the upcoming 2013 Annual Meeting of Stockholders (the “Annual Meeting”) scheduled to be held at Tessera Technologies, Inc. (“Tessera” or the “Company”), 3025 Orchard Parkway, San Jose, CA 95134, on Thursday, May 23, 2013, at 10:00 a.m., Pacific Daylight Time.

According to the Company’s Amended Notice of Annual Meeting filed with the Securities and Exchange Commission (the “SEC”) on May 7, 2013, the Annual Meeting is being held for the following purposes:

1.	To elect eight members of the Board of Directors to hold office until the next annual meeting or until their successors are duly elected and qualified;

2.	To hold an advisory vote on executive compensation;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of the Company for its fiscal year ending December 31, 2013;

4.	To approve the amendment and restatement of the Employee Stock Purchase Plan;

5.	To approve the International Employee Stock Purchase Plan; and

6.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

These items of business are more fully described in the definitive proxy statement filed by Starboard with the SEC on April 17, 2013.  According to the Company’s Amended Notice of Annual Meeting, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting remains April 12, 2013.

The Board has unilaterally expanded the number of Board seats that will be open for election at the Annual Meeting by two (2) seats to a total of eight (8) available seats and has announced that the Company will not be nominating additional director candidates for such new seats.  The Board’s purported reason for taking this action at this late hour of the election contest is to assure that two (2) of our director candidates will be elected to the Board.  In a letter sent by counsel to the Company to our counsel on April 29, 2013, the Board stated that it will allow us until May 9, 2013 to nominate two (2) additional candidates should we decide to run a full eight (8) person slate, and the Board proposed that Starboard and our director candidates consent to the use of a universal proxy card for the voting at the Annual Meeting.

Starboard mailed definitive proxy materials, including a WHITE proxy card, to stockholders on or about April 17, 2013 in furtherance of seeking the election of a slate of six (6) highly qualified nominees, each of whom brings a different skill set Starboard believes is required by this Board.  Starboard believes the election of all six (6) of its nominees, who were carefully selected after a thorough and detailed evaluation process, will greatly strengthen the Board’s composition and help put Tessera back on track for long-term value creation.

We believe it is inappropriate for Tessera to have unilaterally expanded the Board by two (2) members and to have proposed to change the fundamental voting mechanics of this election contest just three weeks before the Annual Meeting.  Both Starboard and the Company have already spent significant time and resources to print and mail definitive proxy materials.  We believe changing the form of proxy card at this late hour would only create further delay and confusion for stockholders in exercising their voting rights.  Additionally, changing the form of proxy card could cause all current voting to be reset and stockholders who have already voted would potentially be disenfranchised.

We do not believe these latest actions have been taken by the Board in good faith and, to us, these actions demonstrate Tessera’s continued willingness to manipulate the corporate machinery, as evidenced by the acceleration of the 2012 annual meeting, the delay of the 2013 annual meeting by close to two months to May 23, 2013, and a series of amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”) to change the Board size back and forth.  We note that prior to mailing its proxy materials to stockholders and soliciting proxies in connection with the Annual Meeting, the Board took action on March 2, 2013 to reduce the size of the Board from eight (8) persons to six (6) persons.  We view the Board’s unilateral action to increase the size of the Board by two (2) members at this late date as a means to guarantee that at least two (2) of the Company’s nominees will be elected at the Annual Meeting.  On May 2, 2013, our counsel delivered a letter to inform counsel to the Company that Starboard will not be nominating any additional candidates for election to the Board at the Annual Meeting and that Starboard will not agree to a revised form of proxy card at the Annual Meeting at this late date.

On May 3, 2013, the Company filed with the SEC a supplement to its definitive proxy statement filed with the SEC on April 16, 2013.  In the Company’s proxy supplement, among other things:

•
the Company stated that at the Annual Meeting the Board will seek to elect only six (6) directors for the available eight (8) seats on the Board, which was recently expanded by two (2) seats as a result of the Board’s approval of an amendment to the Bylaws to change the size of the Board from six (6) to eight (8) persons; and

•	the Company enclosed a new proxy card providing a place for stockholders to write in additional individuals for election to the Board, for up to a total of eight (8) individuals.

We are seeking your support at the Annual Meeting to elect our six (6) highly qualified director candidates, Tudor Brown, George Cwynar, Peter A. Feld, Tom Lacey, George Riedel and Don Stout, (each a “Nominee” and, collectively, the “Nominees”) to serve as directors of the Company to hold office until the next annual meeting or until their successors are duly elected and qualified.  Based on the Company’s Bylaws, the eight (8) nominees for director receiving the highest vote totals will be elected as directors of the Company.  Starboard is only soliciting proxies to elect and making a recommendation with respect to its six (6) Nominees.  Starboard is not making any recommendation or soliciting proxies on behalf of any other individuals, including the Company’s director nominees.  Accordingly, the WHITE proxy card may only be voted for our six (6) Nominees and does not confer voting power with respect to the Company’s nominees or any other individuals to fill the two (2) newly-created Board seats.

For further details regarding the qualifications of the Nominees as well as a summary of our reasons for making this solicitation, please see our definitive proxy statement dated April 17, 2013, previously filed with the SEC and furnished to stockholders.  Stockholders should refer to the Company’s proxy statement for information concerning the Company’s nominees.  If you need another copy of our definitive proxy statement or this supplement, please contact Okapi Partners LLC, which is assisting us, at its address and toll-free numbers listed below.

This supplement is dated May 7, 2012, and is first being mailed to stockholders of the Company commencing on or about May 7 2013.  This supplement should be read in conjunction with Starboard’s definitive proxy statement filed with the SEC on, and first furnished to stockholders on or about, April 17, 2013.

All WHITE proxy cards that have been submitted in connection with our mailing to stockholders of a proxy statement and proxy card on April 17, 2013 remain valid and will be voted at the Annual Meeting in accordance with the directions received.

THEREFORE, IF YOU HAVE SUBMITTED A WHITE PROXY CARD SINCE APRIL 17, 2013 AND YOU DO NOT WISH TO CHANGE YOUR VOTE, THEN YOU DO NOT HAVE TO TAKE ANY FURTHER ACTION.

As of the date hereof, the members of Starboard and the Nominees collectively own 4,080,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), 4,003,661 shares of which were held by Starboard and the Nominees as of the April 12, 2013 record date established for the Annual Meeting (the “Starboard Group Shares”).  We intend to vote the Starboard Group Shares FOR the election of our Nominees and we reserve the right to vote some or all of the Starboard Group Shares for some or all of the Company’s director nominees, as we see fit, in order to achieve a Board composition that we believe is in the best interest of all stockholders.  We would only vote some or all of the Starboard Group Shares for some or all of the Company’s director nominees in the event it becomes apparent to us, based on the projected voting results at such time, that by voting the Starboard Group Shares we could help elect the Company nominees that we believe are the most qualified to serve as directors and thus help achieve a Board composition that we believe is in the best interest of all stockholders.  Stockholders should understand, however, that all shares of Common Stock represented by the WHITE proxy card will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted in accordance with Starboard’s recommendations specified in its definitive proxy statement and in accordance with the discretion of the persons named on the WHITE proxy card with respect to any other matters that may be voted upon at the Annual Meeting consistent with Rule 14a-4(c)(3) promulgated under the Securities Exchange Act of 1934.

THIS SOLICITATION IS BEING MADE BY STARBOARD AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF THE COMPANY.  WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS SET FORTH IN OUR DEFINITIVE PROXY STATEMENT.  SHOULD OTHER MATTERS, WHICH STARBOARD IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE WHITE PROXY CARD WILL VOTE ON SUCH MATTERS IN OUR DISCRETION.

STARBOARD URGES YOU TO SIGN, DATE AND RETURN THE WHITE PROXY CARD IN FAVOR OF THE ELECTION OF THE NOMINEES.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN OUR PROXY STATEMENT BY SIGNING, DATING AND RETURNING THE WHITE PROXY CARD.  THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS.  ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting—This Proxy Statement and our WHITE proxy card are available at
http://www.myproxyonline.com/Tessera

IMPORTANT

Your vote is important, no matter how few shares of Common Stock you own.  Starboard urges you to sign, date, and return the WHITE proxy card today to vote FOR the election of the Nominees and in accordance with Starboard’s recommendations on the other proposals on the agenda for the Annual Meeting.

•
If your shares of Common Stock are registered in your own name, please sign and date the WHITE proxy card and return it to Starboard, c/o Okapi Partners LLC (“Okapi Partners”), in the accompanying postage-paid envelope today.

•
If your shares of Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a WHITE voting form, are being forwarded to you by your broker or bank.  As a beneficial owner, you must instruct your broker, trustee or other representative how to vote.  Your broker cannot vote your shares of Common Stock on your behalf without your instructions.

•
Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the voting form.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company.  Even if you return the management proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us.  Please make certain that the latest dated proxy card you return is the WHITE proxy card.

OKAPI PARTNERS LLC 437 Madison Avenue, 28th Floor New York, N.Y. 10022 (212) 297-0720 Stockholders Call Toll-Free at: 877-869-0171 E-mail: info@okapipartners.com